UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2021

TPG PACE SOLUTIONS CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40319	98-1574632
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Commerce St., Suite 3300 Fort Worth, TX		76102
(Address of principal executive offices)		(Zip Code)

(212) 405-8458

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	TPGS	The New York Stock Exchange

☒	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement

Business Combination Agreement

On July 28, 2021, TPG Pace Solutions Corp., an exempted company incorporated in the Cayman Islands (“TPG Pace”), Vacasa Holdings LLC, a Delaware limited liability company (“Vacasa”), Turnkey Vacations, Inc., an equity holder of Vacasa (“TK Newco”), certain other equity holders of Vacasa (together with TK Newco, the “Blockers”), Vacasa, Inc., a Delaware corporation and wholly-owned subsidiary of Vacasa (“Newco”) and certain other parties named therein, entered into a Business Combination Agreement (the “Business Combination Agreement” and the transactions contemplated thereby, the “Business Combination”), pursuant to which, among other things and subject to the terms and conditions therein:

a)	one business day prior to the consummation of the Business Combination (the “Closing”), TPG Pace will merge with and into Newco (the “Merger”), with Newco surviving the Merger;

b)	at the effective time of the Merger (the “Effective Time”) and as a result of the Merger, (i) each then issued and outstanding Class A ordinary share of TPG Pace will convert automatically, on a one-for-one basis, into a share of class A common stock of Newco (the “Newco Class A Common Stock”); (ii) each then issued and outstanding Class F ordinary share of TPG Pace will convert automatically, on a one-for-one basis, into a share of class F common stock of Newco (“Newco Class F Common Stock”), which will thereafter convert into shares of Newco Class A Common Stock in accordance with the Newco Certificate of Incorporation; (iii) each then issued and outstanding Class G ordinary share of TPG Pace will convert automatically, on a one-for-one basis, into a share of class G common stock of Newco (“Newco Class G Common Stock”); and (iv) the common stock of Newco held by Vacasa will be cancelled;

c)	prior to the Effective Time: (i) a series of secured convertible notes of Vacasa will convert into a series of preferred units of Vacasa and outstanding warrants to purchase equity interests in Vacasa will be exercised in accordance with their terms; (ii) a restructuring will be completed such that, after giving effect to that restructuring, the Blockers will directly hold equity interests in Vacasa; and (iii) Vacasa will recapitalize its outstanding equity interests into Vacasa common units (subject to substantially the same terms and conditions, including applicable vesting requirements) (the “Vacasa Recapitalization”);

d)	on the date of the Closing (the “Closing Date”) investors party to Subscription Agreements (as defined below) will purchase, and Newco will issue and sell to the investors, the number of shares of Newco Class A Common Stock pursuant to and set forth in the Subscription Agreements against payment of the amount set forth in the Subscription Agreements;

e)	the investors party to the Forward Purchase Agreements (as defined below) will purchase, and Newco will issue and sell to such investors, the number of shares of Newco Class A Common Stock pursuant to and as set forth in the Forward Purchase Agreements against payment of the amount set forth in the Forward Purchase Agreements;

f)	through a series of separate merger transactions, the Blockers will merge with and into Newco, with Newco ultimately surviving such merger transactions as the parent company of Vacasa (the “Blocker Mergers”);

g)	immediately following the Blocker Mergers, Newco will contribute all of its assets (other than the OpCo Units (as defined below) it then holds), which will consist of the amount of funds contained in TPG Pace’s trust account (net of any transaction expenses and amounts paid in respect of shareholder redemptions and including the net cash proceeds resulting from the Subscription Agreements and the Forward Purchase Agreements), less the Vacasa Cash Consideration, if applicable (as defined below), to OpCo in exchange for a number of OpCo Units such that Newco thereafter will hold a number of OpCo Units equal to the total number of shares of Newco Class A Common Stock (after giving effect to the conversion of the Newco Class F Common Stock in accordance with the Newco Certificate of Incorporation) and Newco Class G Common Stock issued and outstanding immediately after giving effect to the Business Combination. A portion of such OpCo Units will be subject to forfeiture in certain circumstances pursuant to the terms of the Fourth Amended and Restated Limited Liability Company Agreement of Vacasa; and

h)	on the Closing Date, in connection with the Vacasa Recapitalization, the Merger and Blocker Mergers, as applicable: (a) Newco will sell a number of shares of Newco Class B Common Stock to each holder of OpCo Units for an amount per share equal to the par value thereof, (b) each Vacasa unit appreciation right award that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be converted into an award of stock appreciation rights (each, a “Newco SAR Award”) covering a number of shares of Newco Class A Common Stock, (c) each option to purchase TK Newco stock that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be converted into an option to purchase shares of Newco Class A Common Stock (each, a “Newco Option”), (d) each Vacasa equity holder (including the owners of the Blockers with respect to their indirect interest in Vacasa equity and the holders of Vacasa unit appreciation rights and options to purchase shares of TK Newco common stock (collectively, the “Existing Vacasa Holders”)) entitled to receive a portion of the Vacasa Cash Consideration, if applicable, (other than the owners of the Blockers) will sell OpCo Units to Newco in exchange for its allocable portion of the Vacasa Cash Consideration, if applicable, (at a price of $10 per OpCo Unit) and certain rights described in the Tax Receivable Agreements (as defined below) with respect to such OpCo Units sold, and (e) by virtue of each Blocker Merger, the outstanding equity interests in the applicable Blocker will be converted into the right to receive shares of Newco Class A Common Stock or other equity interests and certain rights as set forth in the Tax Receivable Agreements;

The aggregate consideration in connection with the Business Combination will be based on an equity value for Vacasa of $3,963,000,000. This aggregate consideration is expected to consist solely of shares of Newco valued at $10.00 per share/unit (the “Equity Consideration”). Pursuant to the Business Combination Agreement, the parties may elect for a portion of the consideration to be payable in cash, in an amount equal to the excess of the amount of cash available to us following the contemplated PIPE Financing and forward purchases (as described below), the payment of transaction expenses, deferred underwriting commissions, and any share redemptions over $373,000,000 (the “Vacasa Cash Consideration”), in which case the amount of Equity Consideration will be reduced accordingly. At this time, the amount of Vacasa Cash Consideration is expected to be $0.00 and holders of Vacasa equity are expected to retain the entirety of their equity interests (as discussed above).

The Business Combination is being accomplished through what is commonly referred to as an “Up-C” structure, which is often used by partnerships and limited liability companies (such as Vacasa) undertaking an initial public offering. The Up-C structure allows certain of the Existing Vacasa Holders (other than the owners of the Blockers) to retain their direct equity ownership in Vacasa, an entity that is classified as a partnership for U.S. federal income tax purposes, in the form of units of common equity of OpCo following the Business Combination (“OpCo Units”).

Representations, Warranties and Covenants

The Business Combination Agreement contains customary representations and warranties by the parties thereto, as more particularly set forth therein. The Business Combination Agreement also contains customary pre-Closing covenants of the parties, including the obligations of Vacasa, TPG Pace and their respective subsidiaries to conduct their respective businesses in the ordinary course and to refrain from taking certain specified actions, subject to certain exceptions, without the prior written consent of certain counterparties to the Business Combination Agreement.

Conditions to the Parties’ Obligations to Consummate the Business Combination

The consummation of the Business Combination is subject to customary closing conditions for transactions involving special purpose acquisition companies, including, among others, (i) the requisite approvals by TPG Pace shareholders and holders of Vacasa membership interests; (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) no order, statute, rule or regulation prohibiting the consummation of the transactions contemplated by the Business Combination Agreement being in force; (iv) TPG Pace having at least $5,000,001 of net tangible assets remaining following any redemptions by TPG Pace shareholders; (v) the registration statement on Form S-4 filed by Newco in connection with the Business Combination having become effective; (vi) the shares of Newco Class A Common Stock having been approved for listing on the applicable designated exchange; (vii) the Merger having been completed; (viii) customary bring down conditions; and (ix) the amount of available cash at Closing, including the amount in TPG Pace’s trust account (net of shareholder redemptions and transaction expenses) plus the proceeds received by TPG Pace pursuant to the Forward Purchase Agreements and Subscription Agreements, being at least $300,000,000.

Termination Rights

The Business Combination Agreement may be terminated at any time prior to the Closing (i) by mutual written consent of TPG Pace and Vacasa; (ii) by TPG Pace or Vacasa upon the occurrence of any of the following: (a) if Closing has not occurred prior to the date that is 180 days after the date of execution of the Business Combination Agreement (the “Outside Date”), unless extended pursuant to the Business Combination Agreement, provided however, that the Business Combination Agreement may not be terminated by or on behalf of any party that is either directly or indirectly through its affiliates in breach or violation of any representation, warranty, covenant, agreement or obligation contained in the Business Combination Agreement and such breach or violation is the cause of the failure to consummate the Business Combination on or prior to the Outside Date; or (b) if any governmental entity in the United States has enacted, issued, promulgated, enforced or entered any injunction, order decree ruling that has become final and nonappealable and has the effect of making consummation of the Business Combination illegal or otherwise preventing or prohibiting the consummation of the Business Combination; (iii) by Vacasa if any of the Pace Proposals (as defined in the Business Combination Agreement) fails to receive the requisite vote for approval at the Pace Shareholders’ Meeting (as defined in the Business Combination Agreement); (iv) by TPG Pace if Vacasa does not deliver the Written Consent (as defined in the Business Combination Agreement) in compliance with the Business Combination Agreement; (v) by TPG Pace in the event any representation, warranty, covenant or agreement by Vacasa or the Blockers has been breached or has become untrue such that the conditions to Closing would not be satisfied, provided however, that TPG Pace has not waived such breach and that neither TPG Pace nor any Merger Sub is then in breach of its representations, warranties, covenants or agreements under the Business Combination Agreement so as to cause a condition to Closing to fail; provided, further, that if such breach is curable by Vacasa, TPG Pace may not terminate for so long as Vacasa continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured by the earlier of 30 days after notice of such breach and the Outside Date; or (vi) by Vacasa in the event any representation, warranty, covenant or agreement by TPG Pace or any Merger Sub has been breached or has become untrue such that the conditions to Closing would not be satisfied, provided however, that Vacasa has not waived such breach and that neither Vacasa nor any Blocker is then in breach of its representations, warranties, covenants or agreements under the Business Combination Agreement so as to cause a condition to Closing to fail; provided, further, that if such breach is curable by TPG Pace and Merger Subs, Vacasa may not terminate for so long as TPG Pace continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured by the earlier of 30 days after notice of such breach and the Outside Date.

The foregoing description of the Business Combination Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Business Combination Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended and Restated Bylaws of Vacasa, Inc.

At the Effective Time, Newco will adopt bylaws in substantially the form attached as Exhibit B to the Business Combination Agreement (the “Newco Bylaws”). The Newco Bylaws include customary provisions for the bylaws of a publicly traded company. In addition, they include provisions that will lock up certain of the holders of shares of Newco Class A Common Stock and Newco Class B Common Stock (the “Lock-Up Shares”) received as consideration in the Merger, and excluding pre-closing shareholders of Pace, for the period beginning on the Closing Date and ending on the date that is 180 days thereafter, with the exception of certain shares that are subject to early release upon the sale price of Newco Class A Common Stock achieving certain thresholds (the “Lock-Up Period”). Notwithstanding the foregoing, in the event that a definitive agreement that contemplates a change of control of Newco is entered into after the Closing Date, the Lock-up Period for any Lock-up Shares shall automatically terminate immediately prior to the consummation of such change of control. For the avoidance of doubt, no Lock-up Shares shall be subject to any lock up from and after the date that is 180 days after the Closing Date.

A copy of the form of Newco Bylaws is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Transaction Support Agreement

Concurrent with the execution of the Business Combination Agreement, TPG Pace, Vacasa, TK Newco and all holders required for requisite consent under the Third Amended and Restated Limited Liability Agreement of Vacasa Holdings LLC (“Vacasa Holdings LLC Agreement”) and the Stockholders Agreement of TK Newco (including a majority of the Vacasa Holdings equity holders and of the TurnKey Vacation shareholders, respectively) (collectively, the “Holders”) entered into an agreement (the “Transaction Support Agreements”), pursuant to which each Holder agreed to, among other things, (i) execute a written consent approving the Business Combination Agreement and vote in favor of the transactions contemplated thereby (including an agreement to exercise drag-along rights pursuant to the Vacasa Holdings LLC Agreement); (ii) be bound by certain other covenants and agreements related to the Business Combination; and (iii) withhold consent with respect to any alternative transaction.

The foregoing description of the Transaction Support Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Transaction Support Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Subscription Agreements

In connection with the entry into the Business Combination Agreement, TPG Pace and Newco entered into Subscription Agreements (the “Subscription Agreements”) with certain qualified institutional buyers and accredited investors (collectively, the “Investors”), pursuant to which, among other things, the Investors agreed to subscribe for and purchase, and Newco agreed to issue and sell to the Investors, an aggregate of 8,157,896 shares of Newco Class A Common Stock for gross proceeds of approximately $77,500,000 at $9.50 per share (the “Private Placement”). The proceeds from the Private Placement will be paid to Newco in connection with the Business Combination. The Private Placement is contingent upon, among other things, all conditions set forth in the Business Combination Agreement having been satisfied or waived and other customary closing conditions.

Pursuant to the Subscription Agreements, the Investors will be entitled to certain registration rights, subject to certain limitations as set forth therein. Each Subscription Agreement will terminate upon the earlier to occur of (i) the termination of the Business Combination Agreement in accordance with its terms, (ii) the mutual written agreement of each of the parties to such Subscription Agreement, and (iii) the date that is nine months after the date of such Subscription Agreement if the Closing has not yet occurred.

The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Subscription Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward Purchase Agreements

In connection with the entry into the Business Combination Agreement, (i) TPG Pace and Newco entered into Amended and Restated Forward Purchase Agreements (the “Forward Purchase Agreements”) with certain investors pursuant to which such investors agreed to purchase 10,273,688 shares of Newco Class A Common Stock, par value $0.0001 per share, for gross proceeds of approximately $97,600,000 at $9.50 per share; and (ii) TPG Pace entered into an Amended and Restated Forward Purchase Agreement with Newco, TPG Holdings III, L.P. (“TPG Holdings III”) and TPG Pace Solutions Sponsor, Series LLC (“TPG Sponsor”), pursuant to which TPG Holdings III agreed to purchase 2,490,000 million shares of TPG Pace Class A Common Stock, par value $0.0001 per share, for gross proceeds of $24,900,000 at $10.00 per share (the “TPG Forward Purchase Agreement”). Such proceeds formed a portion of the consideration that will be used for the completion of the Business Combination.

The foregoing descriptions of the TPG Forward Purchase Agreements and the Forward Purchase Agreement do not purport to be complete and are subject, and qualified in their entirety by reference, to the forms of the TPG Forward Purchase Agreement and the Forward Purchase Agreements, filed as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Waiver Agreement

Concurrently with the execution of the Business Combination Agreement, TPG Sponsor, TPG Pace, Vacasa and Newco entered into a waiver agreement pursuant to which TPG Sponsor agreed to certain obligations with respect to the shares of Newco Class A Common Stock held by TPG Sponsor, including (i) the waiver of any rights to receive additional shares of Newco Class A Common Stock in connection with the Newco Certificate of Incorporation; (ii) the forfeiture of shares of Newco Class A Common Stock issuable upon conversion of Newco Class F Common Stock in connection with the issuance of Newco Class A Common Stock at a price per share of less than $10.00 under such Forward Purchase Agreements or Subscription Agreements; and (iii) the forfeiture of shares of Newco Class A Common Stock issuable upon the conversion of Newco Class G Common Stock and Newco Class F Common Stock in the event that TPG Pace shareholders redeem in excess of 20% of the aggregate issued and outstanding ordinary shares of TPG Pace prior to Closing.

Fourth Amended and Restated Limited Liability Company Agreement

On the Closing Date, Vacasa, Newco and the other members named therein will enter into the Fourth Amended and Restated Limited Liability Company Agreement of Vacasa. The Fourth Amended and Restated Limited Liability Company Agreement will provide for a redemption right with respect to certain limited liability company interests in Vacasa, designated as “Common Units” (“Vacasa Common Units”), pursuant to which each Vacasa Common Unit will be redeemable, subject to certain limitations, for either one share of Newco Class A Common Stock, or, at Newco’s election, an equivalent amount of cash, pursuant to and in accordance with the Fourth Amended and Restated Limited Liability Company Agreement.

The foregoing description of the Fourth Amended and Restated Limited Liability Company Agreement is qualified in its entirety by reference to the full text of the form of Fourth Amended and Restated Limited Liability Company Agreement, filed as Exhibit 10.5 to this Current Report on Form 8-K, and incorporated herein by reference.

Amended and Restated Letter Agreement

In connection with the Business Combination Agreement, on July 28, 2021, TPG Pace amended and restated (the “Letter Amendment”) the Insider Letter entered into in connection with TPG Pace’s initial public offering (the “Insider Letter”), dated as of April 13, 2021, by and among TPG Pace, TPG Sponsor and certain directors and officers of TPG Pace (each, an “Insider” and collectively, the “Insiders”). Pursuant to the Amendment, among other things, TPG Sponsor and each of the Insiders agreed to (i) certain restrictions on redemption of shares of Newco Class A Common Stock (other than shares acquired pursuant to the Forward Purchase Agreements or the Subscription Agreements); (ii) not to transfer any shares of Newco Class A Common Stock (other than shares acquired pursuant to the Forward Purchase Agreements or the Subscription Agreements) until (A) the earlier of one year following completion of the Business Combination, with the exception of certain shares that are subject to early release upon the sale price of Newco Class A Common Stock achieving certain thresholds and (B) the date following the completion of the Business Combination on which Newco consummates a change of control; and (iii) not to transfer any shares of Newco Class G Common Stock until the date following the completion of the Business Combination on which Newco consummates a change of control. In addition, TPG Pace agreed to make arrangements such that certain expenses of TPG Pace incurred in connection with the Business Combination not exceed $45,000,000 without prior written consent of Vacasa, not to be unreasonably withheld.

The foregoing description of the Letter Amendment is qualified in its entirety by reference to the full text of Letter Amendment, a copy of which is filed as Exhibit 10.6 to this Current Report on Form 8-K, and incorporated herein by reference.

Registration Rights Agreement

In connection with the execution of the Business Combination Agreement, Newco, TPG Sponsor, and certain existing equity holders of Vacasa have agreed to enter into a Registration Rights Agreement (the “Registration Rights Agreement”) at the Closing. Pursuant to the Registration Rights Agreement, the parties will be entitled to certain customary registration rights, including demand, shelf and piggy-back rights. The Registration Rights Agreement will also provide that the Company pay certain expenses of the electing holders relating to such registrations and indemnify them against certain liabilities that may arise under the Securities Act.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Registration Rights Agreement, a copy of which is filed as Exhibit 10.7 to this Current Report on Form 8-K, and incorporated herein by reference.

Stockholders Agreement

On the Closing Date, (i) Newco; (ii) certain funds affiliated with Silver Lake Partners (“Silver Lake Stockholder”); (iii) certain funds affiliated with Riverwood Capital (“Riverwood Stockholder”); (iv) certain funds affiliated with Level Equity Management (“Level Equity Stockholder”); (v) TPG Stockholder (“TPG Stockholder”); and (vi) Mossytree Inc. (“EB Stockholder”) will enter into the Stockholders Agreement, which governs certain rights and obligations of the parties.

Pursuant to the Stockholders Agreement, the board of directors of Newco (the “Newco Board”) appointed at the Closing will be comprised of ten members, divided into three classes, comprised of two directors designated by the Silver Lake Stockholder, one director designated by the Riverwood Stockholder, one director designated by the Level Equity Stockholder, one director designated by the TPG Stockholder, one director designated by the EB Stockholder, one director designated by Vacasa and three independent directors, one of which shall be a diversity candidate.

The Silver Lake Stockholder will have the right to designate two directors as long as it and its affiliates beneficially own at least 40% of the shares of Newco, and certain limited liability company interests in Vacasa (collectively, the “Shares”) owned by the Silver Lake Stockholder immediately following the Closing, calculated in accordance with the terms of the Stockholders Agreement (the “Initial Silver Lake Ownership”). The Silver Lake Stockholder’s designation rights will be reduced to one director when the Silver Lake Stockholder and its affiliates beneficially own between 20% and 40% of the Initial Silver Lake Ownership. The Riverwood Stockholder will have the right to designate one director as long as it, and its affiliates, beneficially own at least 20% of the Shares owned by the Riverwood Stockholder immediately following the Closing, calculated in accordance with the terms of the Stockholders Agreement. The Level Equity Stockholder will have the right to designate one director as long as it, and its affiliates, beneficially own at least 20% of the Shares owned by the Level Equity Stockholder immediately following the Closing, calculated in accordance with the terms of the Stockholders Agreement. The TPG Stockholder will be entitled to its designation right until the first annual meeting of the stockholders of Newco at which directors are to be elected. The EB Stockholder will have the right to designate one director as long as (i) it and its affiliates beneficially own at least 20% of the Shares owned by the EB Stockholder immediately following Closing, calculated in accordance with the terms of the Stockholders Agreement, and (ii) none of such beneficially owned shares are foreclosed upon by any lender.

In addition, the Stockholders Agreement provides for certain coordination of sales and distributions for a period of 18 months following the Closing Date.

The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Stockholders Agreement, a copy of which is filed as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated herein by reference.

Tax Receivable Agreement

Concurrently with the Closing of the Business Combination, Newco will enter into a Tax Receivable Agreement (the “Tax Receivable Agreement”) with certain holders of OpCo Units and the Blocker Holders (collectively, the “TRA Holders”). The Tax Receivable Agreement generally will provide for the payment by Newco to the TRA Holders of 85% of the net cash savings, if any, in U.S. federal, state and local income tax or franchise tax that Newco actually realizes in periods after the Business Combination as a result of: (i) any existing tax basis associated with Vacasa, the benefit of which is allocable to Newco as a result of the exchanges of Vacasa Common Units for Newco Class A Common Stock or cash or the Blocker Mergers; (ii) certain increases in tax basis that occur as a result of (A) any acquisition of Vacasa Common Units from certain holders of OpCo Units in the Business Combination, (B) future exercises of the redemption right set forth in the Fourth Amended and Restated Limited Liability Company Agreement, and (C) payments made under the Tax Receivable Agreement; (iii) any net operating losses or certain other tax attributes of the Blockers that become available to Newco as a result of the Blocker Mergers; and (iv) tax benefits related to imputed interest deemed to be paid by Newco as a result of any payments that Newco makes under the Tax Receivable Agreement. Newco will retain the benefit of the remaining 15% of any such net cash savings.

If Newco elects to terminate the Tax Receivable Agreement early, Newco would be required to make a payment within three (3) calendar days to each TRA Holder (an “Early Termination Payment”) equal to the present value of the anticipated future payments to be made by Newco to such TRA Holder under the Tax Receivable Agreement (based upon certain valuation assumptions and deemed events set forth in the Tax Receivable Agreement and including interest accruing on any such amounts) and it is expected that the aggregate amount of such payments would be substantial. If a Change of Control (as defined in the Tax Receivable Agreement) occurs, all obligations under the Tax Receivable Agreement will be accelerated and such obligations will include, but not be limited to, the payment of the Early Termination Payment.

The foregoing description of the Tax Receivable Agreement is qualified in its entirety by reference to the full text of the form of Tax Receivable Agreement, filed as Exhibit 10.9 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K under “Business Combination Agreement” is incorporated by reference herein. Pursuant to the Business Combination Agreement, TPG Pace is required, subject to the conditions set forth therein, to issue certain shares of Common Stock and OpCo Units to the applicable parties. The shares of Newco Class A Common Stock and OpCo Units to be issued will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K under “Subscription Agreements” is incorporated by reference herein. The shares of Newco Class A Common Stock to be issued pursuant to the Subscription Agreements will not be registered under the Securities Act, in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description of Exhibits

2.1*	Business Combination Agreement, dated as of July 28, 2021, by and among TPG Pace, TK Newco, the Blockers, Newco, and certain other parties named therein.

10.1	Form of Transaction Support Agreement, by and between TPG Pace, Vacasa, Turnkey Vacations, Inc. and each other Holder named therein.

10.2	Form of Subscription Agreement with Investors.

10.3	Form of Forward Purchase Agreement with certain investors.

10.4	TPG Forward Purchase Agreement, dated as of July 28, 2021, by and among TPG Pace, Newco, TPG Holdings, and TPG Sponsor.

10.5	Form of Fourth Amended and Restated Limited Liability Company Agreement, by and among Vacasa, Newco, and certain parties set forth therein.

10.6	Amended and Restated Letter Agreement, dated as of July 28, 2021, by and among TPG Pace, TPG Sponsor, Newco, Vacasa, and the Insiders.

10.7	Form of Registration Rights Agreement, by and among TPG Sponsor, Newco and certain other parties named therein.

10.8	Form of Stockholders Agreement, by and among Newco, Silver Lake Stockholder, Riverwood Stockholders, Level Equity Stockholder, TPG Stockholder, and EB Stockholder.

10.9	Form of Tax Receivable Agreement, by and among Newco and the TRA Holders.

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document.

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

Legend Information

Additional Information and Where to Find It

A full description of the terms of the proposed business combination will be provided in a registration statement on Form S-4 to be filed with the Securities and Exchange Commission (the “SEC”) by Newco that will include a proxy statement for the shareholders of TPG Pace that also constitutes a prospectus of Newco. TPG Pace urges investors, shareholders and other interested persons to read, when available, the preliminary proxy statement/prospectus as well as other documents filed with the SEC because these documents will contain important information about TPG Pace, Vacasa, Newco and the business combination. After the registration statement is declared effective, the definitive proxy statement/prospectus to be included in the registration statement will be mailed to shareholders of TPG Pace as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain a copy of the proxy statement/prospectus, without charge, by directing a request to: TPG Pace, 301 Commerce St., Suite 3300, Fort Worth, TX 76102. The preliminary and definitive proxy statement/prospectus to be included in the registration statement, once available, can also be obtained, without charge, at the SEC’s website (www.sec.gov).

Participants in Solicitation

TPG Pace, Newco, Vacasa and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of TPG Pace in connection with the proposed business combination. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of TPG Pace’s executive officers and directors in the solicitation by reading TPG Pace’s initial public offering prospectus, which was filed with the SEC on April 9, 2021 and the proxy statement/prospectus and other relevant materials filed with the SEC in connection with the business combination when they become available. Other information concerning the interests of participants in the solicitation, which may, in some cases, be different than those of their shareholders generally, will be set forth in the proxy statement/prospectus relating to the business combination when it becomes available.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, actual results may differ materially from TPG Pace’s or Vacasa’s expectations or projections. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement; (ii) the ability of the combined company to meet listing standards following the transaction and in connection with the consummation thereof; (iii) the inability to complete the transactions contemplated by the Business Combination Agreement due to the failure to obtain approval of the shareholders of TPG Pace or other reasons; (iv) the failure to meet the minimum cash requirements of the Business Combination Agreement due to TPG Pace stockholder redemptions and one or more defaults by the investors in the private placement, and failing to obtain replacement financing; (v) costs related to the proposed transaction; (vi) changes in applicable laws or regulations; (vii) the ability of the combined company to meet its financial and strategic goals, due to, among other things, competition, the ability of the combined company to pursue a growth strategy and manage growth profitability; (viii) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; (ix) the continuing or new effects of the COVID-19 pandemic on TPG Pace and Vacasa and their ability to consummate the transaction; and (x) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the SEC by TPG Pace.

Additional information concerning these and other factors that may impact TPG Pace’s expectations and projections can be found in TPG Pace’s periodic filings with the SEC, and in the preliminary and definitive proxy statements to be filed by TPG with the SEC regarding the transaction when available. TPG Pace’s SEC filings are available publicly on the SEC's website at www.sec.gov.

The foregoing list of factors is not exclusive. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither TPG Pace nor Vacasa undertakes or accepts any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, subject to applicable law.

No Offer or Solicitation

This Current Report on Form 8-K does not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination. This Current Report on Form 8-K also does not constitute an oﬀer to sell or the solicitation of an oﬀer to buy securities, nor will there be any sale of securities in any state or jurisdiction in which such oﬀer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No oﬀering of securities will be made except by means of a prospectus meeting the requirements of Securities Act of 1933, as amended, or an exemption therefrom.

No Assurances

There can be no assurance that the transactions described herein will be completed, nor can there be any assurance, if such transactions are completed, that the potential benefits of combining the companies will be realized. The description of the transactions contained herein is only a summary and is qualified in its entirety by reference to the definitive agreements relating to the transactions, copies of which are filed as exhibits to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG PACE SOLUTIONS CORP.

Date: August 3, 2021	By:	/s/ Eduardo Tamraz
	Name:	Eduardo Tamraz
	Title:	President